UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26,2025

KEEMO FASHION GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-267967	32-0686375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District,

Shenzhen, Guangdong 518052, China

(Address of principal executive offices)(Zip Code)

(+86) 176-1282-2030

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2025, Keemo Fashion Group Limited (the “Company” or “Buyer”) entered into a Share Purchase Agreement (the “Agreement”) with Guang Wen Global Group Limited (the “Seller”) to acquire 100% of the issued and outstanding shares (the “Shares”) of GW Reader Holding Limited, a Cayman Islands company (the “Target Company”). The Target Company owns 100% of Willing Read Culture Technology Co., Limited, a Hong Kong company, which in turn owns 100% of GW Reader Sdn. Bhd., a Malaysian entity engaged in digital publishing.

Pursuant to the Agreement, the Seller agreed to transfer the Shares to the Company for no monetary consideration. The transaction is being undertaken for strategic purposes in line with the Company’s expansion into the digital publishing space. The Target Company is currently operating at a loss.

The Closing of the transaction is expected to take place on August 24, 2025, unless otherwise mutually agreed by the parties in writing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	May 26, 2025 Share Purchase Agreement*

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2025

KEEMO FASHION GROUP LIMITED

By:	/s/ Liu Lu
Liu Lu
Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)